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                                                                   Exhibit 10.60


                            FORM OF OPTION AGREEMENT


            THIS OPTION AGREEMENT ("AGREEMENT") is made and entered into as of the Documentation Date by and among Charles E. Trefzger, John K. Earl, James R. Hodges, W. Lee Young III, and William C. Thompson, individuals resident of Catawba County, North Carolina (collectively, the "OPTIONORS") and Balanced Care Corporation, a Delaware corporation, or its successors and assigns ("BCC").

                               W I T N E S S E T H

            WHEREAS, Optionors are the owners of 100% of the equity interests (the "EQUITY INTERESTS") of ALCO __, L.L.C., a North Carolina limited liability company (the "COMPANY"), which Equity Interests are evidenced by certificate numbers 1, 2, 3, 4 and 5 of the Company, and represent 100% of the equity interests in the Company; and

            WHEREAS, the Company is the Lessee under that certain Lease dated as of the Documentation Date (the "LEASE") between CAPSTONE CAPITAL OF VIRGINIA, INC., an Alabama corporation (the "LESSOR") and the Company for certain property, together with all improvements now or hereafter located thereon, as more fully described in the Lease (the "PROPERTY"); and

            WHEREAS, the Company and                          , a Delaware
corporation (the "MANAGEMENT FIRM") have entered into that certain Management Agreement dated as of the Documentation Date (the "MANAGEMENT AGREEMENT") whereby the Company has appointed the Management Firm as the exclusive manager and operator of the Facility; and

            WHEREAS, BCC, Optionors and the Company have entered into that certain Shortfall Funding Agreement dated as of the Documentation Date (the "SHORTFALL AGREEMENT") whereby, among other matters, BCC has agreed to fund certain Shortfalls by making loans to the Company, as more fully provided in the Shortfall Agreement; and

            WHEREAS, Lessee and CAPSTONE CAPITAL CORPORATION, a Maryland corporation ("LENDER") have entered into that certain Promissory Note dated as of the Documentation Date (the "PROMISSORY NOTE") whereby Lender has agreed to loan Lessee certain funds to pay certain start-up expenses associated with the Facility;

            WHEREAS, BCC is willing to enter into the Shortfall Agreement, and all other Transaction Documents to which BCC is a party, only if Optionors execute and deliver an option agreement whereby BCC or its successors and assigns may acquire all of the Equity Interests of Optionors, on the terms and conditions provided herein.

            NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

            1. GRANT OF OPTION/CONSIDERATION. (a) Optionors hereby grant to BCC an option (the "OPTION") to purchase all of Optionors' right, title and interest in and to the Equity Interests on the terms and conditions provided herein. The Purchase Price for the Equity Interests
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shall be paid to Optionors on the Closing Date in immediately available funds.
The Option shall be exercisable by providing written notice to Optionors on or before the ninth anniversary after the date of this Agreement (the "OPTION TERM").

            (b) In consideration of the grant of the Option to BCC, BCC shall make the following payments (the "OPTION PAYMENTS") to Optionors: (1) no later than twelve months following the issuance of the certificate of occupancy for the Facility by the applicable governing body (the "FIRST PAYMENT DATE"), the sum of $50,000 and (2) on that date which is twelve months after the First Payment Date (the "SECOND PAYMENT DATE") and thereafter, on the first day of each annual period following the Second Payment Date and for so long as this Agreement is in effect (but ending in all events at the time of exercise of the Option), the sum of $50,000. Notwithstanding anything to the contrary contained herein, if the Option is exercised, BCC's obligation to make Option Payments thereafter shall cease. Option Payments shall be made to Optionors without demand or notice, except as expressly provided herein.

            (c) Until BCC provides written notice of its exercise of the Option, BCC shall be under no obligation whatsoever to purchase the Equity Interests or exercise the Option, and shall not otherwise have any liability whatsoever hereunder in connection with Option Payments or the purchase of the Equity Interests. BCC may only exercise the Option with respect to all Equity Interests of the Company. The Optionors shall allocate the Option Payments and the Purchase Price in accordance with each Optionor's percentage interest in the Company.

            (d) The "PURCHASE PRICE" as used herein shall mean (i) all amounts due under the Promissory Note including the total amount funded into the Working Capital Reserve, plus (ii) an amount which, when combined with all Option Payments made pursuant to Section 2(b) hereof, equals $250,000, plus (iii) the aggregate amount of all Advances and all other obligations due and payable by Lessee or Optionors to BCC or a BCC Affiliate under the Transaction Documents through the Closing Date (exclusive of the Management Fee under the Management Agreement). The aggregate amount of all Advances and all other obligations due and payable by Lessee or Optionors through the Closing Date to BCC or a BCC Affiliate under the Transaction Documents as provided in Subsection (iii) of this Section 1(d), shall be paid to BCC or the BCC Affiliate (as appropriate) on the Closing Date from the Purchase Price. Any amounts due and payable pursuant to the Promissory Note on the Closing Date to the Lender or the Holder (as defined in the Promissory Note), as the case may be, as provided in Subsection
(i) of this Section 1(d), shall be paid to the Lender or the Holder on the Closing Date from the Purchase Price.

            2. CLOSING. (a) The closing of the purchase of the Equity Interests (the "CLOSING"), pursuant to the exercise of the Option, shall take place at such time and location in Pennsylvania as shall be designated by BCC upon three
(3) days prior written notice to Optionors (the "CLOSING DATE"). At the Closing
(i) BCC shall deliver the Purchase Price and (ii) Optionors shall deliver to BCC
(A) the certificates representing the original Equity Interests, together with such powers and other instruments as BCC may request and (B) the certificate of an appropriate officer of the Company stating that the transfer of the Equity Interests to BCC has been recorded on the books and records of the Company, and affirming to BCC such additional matters as BCC may reasonably request. Additionally, both BCC and Optionors shall take such further actions and execute and deliver such further documents and instruments as either party may reasonably request. The Equity Interests shall be transferred to BCC free and clear of all Liens and restrictions of any kind or nature, except for Liens in favor of BCC as expressly provided herein and Liens in favor of Lessor as expressly provided in the Lease.


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            (b) Notwithstanding anything to the contrary contained herein or in the other Transaction Documents, if and to the extent that the Working Capital Reserve is borrowed by Lessee (such borrowings, together with all interest, penalties and other costs and fees assessed or incurred in connection therewith, are referred to herein as the "BORROWINGS"), the Borrowings shall be repaid in full from the Purchase Price at the Closing to the extent that such Borrowings remain unpaid. BCC shall have the right at the Closing to pay to the holder of any note evidencing Borrowings from the Purchase Price the total amount outstanding with respect to the Borrowings. Without limiting the generality of the foregoing, in connection with the exercise of the Option, BCC and Optionors agree that, at the time the Option is exercised, any amounts due under the Promissory Note shall be paid in full to Lender or the Holder, as the case may be, from the Purchase Price.

            3. COVENANTS OF OPTIONORS/LEGEND/PLEDGE. (a) Optionors shall not (i) sell, assign, convey, pledge (except as expressly provided herein), encumber or otherwise transfer (by operation of law or otherwise) any of Optionors' right, title or interest under, in or to the Equity Interests, (ii) cause or permit the Company to merge, consolidate, dissolve, liquidate, change its capital structure, issue new or substitute equity interests (including the issuance of warrants) or sell, convey, assign or otherwise transfer all or any portion of the Company's assets or (iii) cause or permit the Company to otherwise take any action that with the passage of time and/or the giving of notice would constitute a default under or a breach of any covenant or provision of the Shortfall Agreement or the other Transaction Documents.

            (b) Optionors shall cause the Company to place the following legend on all certificates representing Equity Interests:

            THE INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION TO PURCHASE IN FAVOR OF BALANCED CARE CORPORATION AND ITS SUCCESSORS AND ASSIGNS, AS MORE FULLY SET FORTH IN THAT CERTAIN OPTION AGREEMENT DATED AS OF JUNE 15, 1998.

            (c) To secure the obligations of Optionors hereunder, Optionors hereby grant and pledges to BCC a first priority lien and security interest in the Equity Interests. Such pledge shall be further memorialized by the Equity Pledge Agreement. For purposes of perfecting the security interest in the Equity Interests, Optionors shall deliver herewith to BCC possession of all certificates, instruments, documents and other evidence of Optionors' ownership of the Equity Interests accompanied by undated powers of attorney or other appropriate duly executed blank transfer powers. Optionors shall take such further actions, and execute such further documents, as may be requested by BCC to effect the pledge and grant of a security interest in the Equity Interests.

            (d) In addition to the other covenants stated herein, each Optionor covenants and agrees that each Optionor shall not cause the Company to, without the prior written consent of BCC: (i) except as otherwise expressly permitted under the Transaction Documents or the Lease Documents, create or suffer to exist any Lien or any other type of preferential arrangement, upon or with respect to any of the properties of the Company, whether now owned or hereafter acquired, or assign any right to receive income, (ii) make any distribution of cash or other property or declare or pay any dividend or distribution on any securities issued by the Company (provided, however, this restriction shall not be construed to prohibit Optionors from receiving Option Payments in accordance with the terms and conditions of this Agreement), (iii) engage in


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any business venture or enter into any agreement with respect to any business venture, except as expressly provided in the Transaction Documents and the Lease Documents with respect to the Facility, (iv) except as otherwise expressly permitted under the Transaction Documents and the Lease Documents, convey, transfer, lease, sublease, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of the assets of the Company (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any person or Entity, (v) create, assume, guaranty or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding, any Indebtedness, except as expressly provided in the Lease Documents or the Transaction Documents, (vi) form, organize or participate in the formation or organization of any Entity, or make any investment in any newly formed or existing Entity,
(vii) amend, supplement or otherwise modify the terms of the Articles of Organization, any other governance documents or the Operating Agreement of the Company in any way, (viii) enter into any transaction with Lessor or any affiliate or related party to or with Lessor, other than pursuant to the Transaction Documents and the Lease Documents, (ix) merge or consolidate with, purchase all or any substantial part of the assets of, or otherwise acquire any Entity, (x) issue any equity interests or options, warrants or other rights to purchase any equity interests or any securities convertible or exchangeable for equity interests, or commit to do any of the foregoing, other than in favor of BCC in accordance with the Transaction Documents or (xi) enter into any administrative or other similar agreement with any party relating to the provision of administrative or management service for the benefit of either Optionor or the Company.

            4. REPRESENTATIONS AND WARRANTIES. Optionors represent and warrant to BCC that (i) Optionors are the sole and exclusive owners of the Equity Interests free and clear of all Liens and restrictions (except Permitted Liens), and Optionors' ownership interest in the Equity Interests is appropriately noted and documented on the books and records of the Company, (ii) Optionors are accredited investors as that term is defined in Regulation D promulgated under the 1933 Act, (iii) this Agreement and the other Transaction Documents to which each Optionor is a party constitute the legal, valid and binding obligation of each Optionor, subject only to bankruptcy and creditor's rights laws, (iv) no Person or Entity holds any equity or ownership interests in the Company, other than the Optionors, (v) the Equity Interests have been duly issued to Optionors, are fully paid and nonassessable, (vi) Optionors have the full right and power to transfer and convey the Equity Interests, enter into this Option Agreement and sell the Equity Interests to BCC without the need to obtain the consent or joinder of any Person or Entity, (vii) Optionors have had the opportunity to ask all questions of BCC, the Company and any other person or entity necessary or desirable concerning Optionors' investment in the Equity Interests, (viii) Optionors have the requisite knowledge and sophistication to make informed decisions regarding the risks and merits of an investment in the Company, and have not relied on any oral or written statements of BCC or any BCC Affiliate in connection with Optionors' investment in the Company and (ix) Optionors understand that the Equity Interests will be deemed restricted securities within the meaning of the 1933 Act (and state securities laws), the Equity Interests are non-transferable and Optionors must be able to bear the economic risks of ownership of the Equity Interests for an indefinite period of time. The provisions of this Section shall survive the Closing and purchase of the Equity Interests.

            5. BINDING EFFECT. The rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.

            6. ASSIGNMENT. Optionors may not assign, pledge, hypothecate or otherwise transfer their rights, obligations and duties hereunder without the prior written consent of BCC.


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BCC shall have the right to transfer and assign its rights, obligations and duties hereunder to any affiliate or third party without the consent of Optionors; provided, however, BCC shall nonetheless remain primarily liable to Optionors for all obligations hereunder.

            7. DEFAULT. (a) In the case of default by Optionors hereunder, BCC shall be entitled, after ten (10) days prior written notice to Optionors, to (a) seek an action in specific performance and/or (b) seek such other relief, including without limitation an action at law for damages, as may be available. Optionors shall pay all reasonable counsel fees of BCC in connection with enforcing any rights or benefits of BCC hereunder or under the other Transaction Documents. The rights and remedies of BCC under this Option Agreement are cumulative and not exclusive of any rights or remedies which it may otherwise have.

            (b) In the case of default by BCC hereunder, Optionors shall be entitled, after ten (10) days prior written notice to BCC, to seek such relief, including without limitation an action at law for damages, as may be available to Optionors. Without limiting the foregoing, in the case of a default by BCC hereunder, after applicable notice, BCC shall not be permitted to exercise the Option. BCC shall pay all reasonable counsel fees of Optionors in connection with enforcing any rights or benefits of Optionors hereunder. The rights and remedies of Optionors under this Option Agreement are cumulative and not exclusive of any rights or remedies which they may otherwise have.

            (c) Notwithstanding the provisions of Section 7(b) and so long as no Event of Default has occurred under any Transaction Document or Lease Document which was caused by either Optionors or the Company, in the event that BCC fails to make Option Payments as provided hereunder, after ten (10) days prior written notice of such failure sent by Optionor to BCC, BCC shall no longer have any right to exercise the Option, which remedy shall be the sole and exclusive remedy of Optionor in the case of such failure.

            8. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, Federal Express or other recognized overnight courier or sent by registered or certified U.S. mail, return receipt requested or sent by facsimile or telecopy transmission and addressed:

                        (i)   If to the Optionors, at:

                              ALCO __, L.L.C.
                              46 Third Street, NW
                              Hickory, NC 28601

                        (ii)  If to BCC at

                              c/o BCC Development and Management Co.
                              5021 Louise Drive
                              Suite 200
                              Mechanicsburg, PA 17055

or to such other address or facsimile number as a party may designate by notice to the other parties hereto.


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            9. DEFINITIONS; INTERPRETATION; MISCELLANEOUS. Capitalized terms used but not otherwise defined in this Agreement have the respective meanings specified in Appendix 1 hereto; the rules of interpretation and other provisions set forth in Appendix 1 hereto shall apply to this Agreement.





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